Exhibit 99

News Release

The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President, Finance Investor Relations (818) 223-7548

Marya Jones, Director, Communications Media Relations (818) 223-7591

RYLAND REPORTS DILUTED EPS OF $1.97 FOR THE THIRD QUARTER

CALABASAS, Calif. (October 18, 2006) – The Ryland Group, Inc. (NYSE: RYL), today announced results for its third quarter ended September 30, 2006.  Items of note:

•                  Diluted earnings of $1.97 per share for the quarter ended September 30, 2006, representing a decrease of 17.6 percent from the same period in the prior year;

•                  Consolidated revenues of $1.1 billion for the quarter ended September 30, 2006, reflecting a decrease of 9.8 percent from the quarter ended September 30, 2005;

•                  Gross profit margins from home sales averaged 22.5 percent for the quarter ended September 30, 2006, compared to 25.7 percent for the quarter ended September 30, 2005;

•                  Closings for the quarter ended September 30, 2006, totaled 3,688, reflecting a decrease of 14.9 percent from the same period in the prior year;

•                  Average closing price for the quarter ended September 30, 2006, increased 4.7 percent to $291,000 from $278,000 for the same period in 2005;

•                  New order units in the third quarter of 2006 decreased 45.6 percent to 2,372 units from 4,361 units in the third quarter of 2005;

•                  Redemption of $250.0 million of higher-rate debt in the third quarter of 2006 resulted in related expenses of $7.7 million or $0.12 per share;

•                  Decrease in effective tax rate from 37.5 percent to 33.3 percent in the third quarter of 2006 generated a $0.12 per share benefit; and

•                  Shares of the Company’s common stock repurchased during the third quarter of 2006 totaled 1,850,000, or 4.2 percent of its weighted-average shares outstanding.

-more-

RYLAND THIRD-QUARTER RESULTS

RESULTS FOR THE THIRD QUARTER OF 2006

The Company’s consolidated net earnings decreased 25.5 percent for the third quarter ended September 30, 2006, to $87.9 million, or $1.97 per diluted share, compared to $118.0 million, or $2.39 per diluted share, for the same period in 2005.

The homebuilding segments reported pretax earnings of $141.3 million during the third quarter of 2006, representing a 30.0 percent decline, compared to $201.7 million in pretax earnings reported for the same period in 2005.  The decrease from the prior year was primarily due to a decline in closings and margins.

Homebuilding revenues decreased $123.8 million, or 10.1 percent, to $1.1 billion for the third quarter of 2006, compared to $1.2 billion for the same period in 2005.  This was mainly attributable to a decrease in closings that was partially offset by a 4.7 percent increase in the average closing price of a home, which rose to $291,000 for the quarter ended September 30, 2006, from $278,000 for the quarter ended September 30, 2005.  Homebuilding revenues for the third quarter of 2006 included $37.4 million from land sales, compared to $25.9 million from land sales for the third quarter of 2005, which contributed net gains of $7.3 million and $4.0 million to pretax earnings in 2006 and 2005, respectively.

For the third quarter of 2006, new order dollars decreased 49.4 percent to $673.2 million from $1,329.3 million in the third quarter of 2005.  New orders of 2,372 units for the quarter ended September 30, 2006, represented a decrease of 45.6 percent, compared to new orders of 4,361 units for the same period in 2005.  The dollar value of the Company’s backlog at September 30, 2006, was $2.1 billion, a decrease of 33.5 percent from September 30, 2005.  Backlog units at the end of the third quarter of 2006 decreased 35.3 percent to 6,835 from 10,563 at the end of the third quarter of 2005.

Gross profit margins from home sales averaged 22.5 percent for the third quarter of 2006, compared to 25.7 percent for the same period in 2005.  Total gross profit margins, including land sales, decreased to 22.5 percent in the third quarter of 2006 from 25.5 percent during the third quarter of 2005.  This decrease was primarily due to increased sales incentives relating to deliveries for the third quarter of 2006.  Homebuilding selling, general and administrative expenses, as a percentage of homebuilding revenue, were 9.7 percent for the third quarter of 2006, compared to 9.1 percent for the same period in 2005.  This increase was mainly attributable to lower volume leverage and a rise in sales and marketing expenses.  The homebuilding segments capitalized all interest incurred during the third quarter of 2006 due to development activity.  The pretax homebuilding margin was 12.8 percent for the third quarter of 2006, compared to 16.4 percent for the third quarter of 2005.

-more-

RYLAND THIRD-QUARTER RESULTS

Corporate expenses were $16.1 million for the third quarter of 2006, compared to $18.3 million for the same period in the prior year.  Excluding stock-option expense required by a change in accounting principle, corporate expenses were $15.8 million, a decline of $2.5 million.  The decrease was due to lower executive-compensation expense that resulted from a decline in earnings and stock price.

The Company’s financial services segment, which includes mortgage, title, escrow and insurance services, reported pretax earnings of $14.4 million for the third quarter of 2006, compared to pretax earnings of $15.1 million for the same period in 2005.  This decrease was primarily due to a 14.7 percent decline in loans originated.  The capture rate of mortgages originated for the Company’s homebuilding customers was 82.2 percent for the third quarter of 2006 and 81.6 percent for the third quarter of 2005.

RESULTS FOR THE FIRST NINE MONTHS OF 2006
Consolidated net earnings for the nine months ended September 30, 2006, decreased 4.3 percent to $272.8 million, or $5.86 per diluted share, from $285.1 million, or $5.74 per diluted share, for the nine months ended September 30, 2005.

The Company’s homebuilding segments reported pretax earnings of $442.6 million for the nine months ended September 30, 2006, compared to $479.0 million for the same period in the prior year, representing a decrease of 7.6 percent.  Homebuilding revenues rose $108.3 million, or 3.4 percent, to $3.3 billion for the nine months ended September 30, 2006, compared to $3.2 billion for the same period in 2005.  Homebuilding revenues for the nine months ended September 30, 2006, included $71.3 million from land sales, compared to $72.5 million from land sales for the nine months ended September 30, 2005, contributing net gains of $18.7 million and $18.2 million to pretax earnings in 2006 and 2005, respectively. The Company closed 11,045 homes during the nine months ended September 30, 2006, representing a decrease of 4.0 percent from the prior year.

New order dollars decreased 35.1 percent to $2.7 billion for the nine months ended September 30, 2006, from $4.2 billion for the same period in 2005.  New orders decreased 34.8 percent to 9,416 units for the nine months ended September 30, 2006, from 14,451 units for the nine months ended September 30, 2005.

Gross profit margins from home sales were 23.3 percent for the nine months ended September 30, 2006, versus 24.6 percent for the same period in 2005.  Homebuilding selling, general and administrative expenses, as a percentage of revenue, were 10.1 percent and 9.8 percent for the nine months ended September 30, 2006 and 2005, respectively.

Corporate expenses were $50.1 million for the nine months ended September 30, 2006, compared to $50.6 million for the same period in the prior year.  Excluding stock-option expense, corporate expenses were $45.2 million, a decline of $5.4 million.  The decrease was due to lower executive-compensation expense that resulted from a decline in earnings and stock price.

-more-

RYLAND THIRD-QUARTER RESULTS

The Company’s financial services segment reported pretax earnings of $42.8 million for the nine months ended September 30, 2006, compared to $39.7 million for the same period in the prior year. Interest expense was $0.2 million for the nine months ended September 30, 2006, compared to $0.6 million for the nine months ended September 30, 2005.

SEGMENT REPORTING

The Company has revised its segment disclosure for all periods presented to disaggregate its homebuilding operations into regional reporting segments.  The aforementioned changes to the Consolidated Financial Statements have no effect on the Company’s financial position as of September 30, 2006 and December 31, 2005, or its results of operations and cash flows for the three- and nine-month periods ended September 30, 2006 and 2005.

DEBT REFINANCING

The Company redeemed a total of $250.0 million of higher-rate debt in the third quarter of 2006.  In July 2006, the Company redeemed $150.0 million of 9.1 percent senior subordinated notes, of which it owned $6.5 million.  In August 2006, $100.0 million of 8.0 percent senior notes matured.  Expenses related to the early retirement of debt for the third quarter ended September 30, 2006, were $7.7 million.

CHANGE IN OVERALL EFFECTIVE TAX RATE

The Company’s effective income tax rate from operations remained at 37.5 percent for the third quarter of 2006.  However, due to the expiration of various tax statutes of limitations, the Company reversed prior year tax provisions no longer required.  Therefore, its overall effective rate was 33.3 percent for the third quarter of 2006.

STOCK REPURCHASE PROGRAM

The Company repurchased 1,850,000 shares of its common stock during the third quarter of 2006 at a cost of $75.1 million.  For the nine months ended September 30, 2006, the Company repurchased 4,700,000 shares of its common stock at a cost of $250.1 million.  Outstanding shares at September 30, 2006, were 42,521,860, versus 46,659,446 for September 30, 2005, a decrease of 8.9 percent.  At September 30, 2006, the Company had authorization from its Board of Directors to purchase approximately $26.6 million of additional shares.

2006 EARNINGS GUIDANCE
The Company reaffirms its forecast of diluted earnings per share between $7.75 and $8.25 for the fiscal year ending December 31, 2006.

-more-

RYLAND THIRD-QUARTER RESULTS

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  The Company currently operates in 28 markets across the country and has built more than 260,000 homes and financed more than 220,000 mortgages since its founding in 1967.  Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility in interest rates, inflation, changes in consumer confidence levels and the state of the market for homes in general;

•                  the availability and cost of land;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of houses;

•                  increased prices for labor, land and raw materials used in the production of houses;

•                  increased competition;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                  other factors over which the Company has little or no control.

# # #

Four financial-statement pages follow.

THE RYLAND GROUP, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
REVENUES
Homebuilding	$1,107,335	$1,231,112	$3,333,576	$3,225,233
Financial services	23,607	23,201	69,096	62,766
TOTAL REVENUES	1,130,942	1,254,313	3,402,672	3,287,999
EXPENSES
Cost of sales	858,451	917,046	2,555,524	2,431,069
Selling, general and administrative	107,589	112,356	335,416	315,156
Financial services	9,224	8,054	26,304	23,116
Corporate	16,076	18,267	50,073	50,610
Expenses related to early retirement of debt	7,695	8,277	7,695	8,277
TOTAL EXPENSES	999,035	1,064,000	2,975,012	2,828,228
Earnings before taxes	131,907	190,313	427,660	459,771
Tax expense	43,966	72,319	154,873	174,711
NET EARNINGS	$87,941	$117,994	$272,787	$285,060
NET EARNINGS PER COMMON SHARE
Basic	$2.04	$2.52	$6.09	$6.05
Diluted	1.97	2.39	5.86	5.74
AVERAGE COMMON SHARES OUTSTANDING
Basic	43,158,896	46,778,570	44,773,362	47,108,412
Diluted	44,542,121	49,365,087	46,537,877	49,700,048

THE RYLAND GROUP, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$89,257	$461,383
Housing inventories
Homes under construction	1,478,131	1,253,460
Land under development and improved lots	1,370,797	1,087,016
Consolidated inventory not owned	223,313	239,191
Total inventories	3,072,241	2,579,667
Property, plant and equipment	78,194	65,980
Net deferred taxes	66,234	50,099
Purchase price in excess of net assets acquired	18,185	18,185
Other	233,495	211,559
TOTAL ASSETS	3,557,606	3,386,873
LIABILITIES
Accounts payable	255,009	249,539
Accrued and other liabilities	545,038	664,691
Debt	1,178,959	921,970
TOTAL LIABILITIES	1,979,006	1,836,200
MINORITY INTEREST	153,028	174,652
STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value:
Authorized - 200,000,000 shares
Issued - 42,521,860 shares at September 30, 2006 (46,368,143 shares at December 31, 2005)	42,522	46,368
Retained earnings	1,378,020	1,326,689
Accumulated other comprehensive income	5,030	2,964
TOTAL STOCKHOLDERS’ EQUITY	1,425,572	1,376,021
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,557,606	$3,386,873

THE RYLAND GROUP, INC. and Subsidiaries
SEGMENT INFORMATION (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
PRETAX EARNINGS (in thousands)
Homebuilding
North	$44,622	$70,505	$129,235	$153,314
Texas	13,919	11,847	35,424	22,775
Southeast	59,339	41,458	178,248	105,580
West	23,415	77,900	99,729	197,339
Financial services	14,383	15,147	42,792	39,650
Corporate and unallocated	(23,771)	(26,544)	(57,768)	(58,887)
Total	$131,907	$190,313	$427,660	$459,771
NEW ORDERS
Units
North	696	1,045	2,510	3,579
Texas	761	891	2,729	2,911
Southeast	622	1,534	2,731	4,589
West	293	891	1,446	3,372
Total	2,372	4,361	9,416	14,451
Dollars (in millions)
North	$233	$338	$824	$1,124
Texas	158	169	548	531
Southeast	168	467	816	1,294
West	114	355	558	1,283
Total	$673	$1,329	$2,746	$4,232
CLOSINGS
Units
North	941	1,194	2,697	3,022
Texas	897	868	2,458	2,205
Southeast	1,196	1,207	3,610	3,310
West	654	1,063	2,280	2,971
Total	3,688	4,332	11,045	11,508
Average closing price (in thousands)
North	$328	$316	$315	$303
Texas	191	176	189	172
Southeast	297	253	289	248
West	364	348	388	348
Total	291	278	294	274

	September 30,
	2006	2005
OUTSTANDING CONTRACTS
Units
North	1,587	2,365
Texas	1,600	1,698
Southeast	2,722	4,137
West	926	2,363
Total	6,835	10,563
Dollars (in millions)
North	$544	$774
Texas	342	324
Southeast	878	1,197
West	359	898
Total	$2,123	$3,193
Average price (in thousands)
North	$343	$327
Texas	214	191
Southeast	323	289
West	388	380
Total	311	302

THE RYLAND GROUP, INC. and Subsidiaries
FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)
(in thousands, except origination data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
RESULTS OF OPERATIONS
Revenues
Net gains on sales of mortgages and mortgage servicing rights	$9,851	$11,557	$30,014	$32,548
Title/escrow/insurance	9,894	7,402	27,854	19,220
Net origination fees	3,516	3,773	10,270	9,292
Interest and other	346	469	958	1,706
Total revenues	23,607	23,201	69,096	62,766
General and administrative expenses	9,224	8,054	26,304	23,116
Pretax earnings	$14,383	$15,147	$42,792	$39,650
OPERATIONAL DATA
Retail operations:
Originations (units)	2,835	3,323	8,465	8,818
Ryland Homes closings as a percentage of total closings	99.6%	99.4%	99.6%	99.4%
Ryland Homes origination capture rate	82.2%	81.6%	81.7%	81.7%
Investment operations:
Mortgage-backed securities and notes receivable average balance	$1,320	$8,235	$1,784	$9,030